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                    FOURTH AMENDMENT TO THE ANHEUSER-BUSCH
                DEFERRED INCOME STOCK PURCHASE & SAVINGS PLAN
               AS AMENDED AND RESTATED EFFECTIVE APRIL 1, 1996


Effective as of April 1, 1996, Anheuser-Busch Companies, Inc. (the "Company") amended and restated the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan ("the Plan") and has subsequently amended the Plan three times. The Company reserved the right to further amend the Plan from time to time and hereby amends the Plan effective April 1, 1999 unless expressly noted otherwise as follows:

1.   Effective July 1, 1999, Section 2.17 is amended to read as follows:

     2.17  "Employee".  An individual classified as a direct employee on the
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           books and records of a Participating Employer and employed in any capacity other than

           (a) A person employed outside the United States or Puerto Rico, except that persons who are employed outside the United States whose Base Pay is paid through the United States salaried payroll shall be considered "Employees" unless excluded from participation in the Plan by individual agreement, requirements of law or practical impediment as determined by the Committee.

           (b) A person employed in a branch operation of Wholesaler Equity Development Corporation; or

           (c) A person employed by a Participating Employer to replace a collective bargaining unit employee during a work stoppage, even if such person was a former Employee or Participant.

           An individual who is not classified as a direct employee on the books and records of a Participating Employer, but who for some other purpose is found or deemed to be an employee, shall not be an "Employee" for purposes of this Plan notwithstanding such finding or determination.

2. Section 2.26 is amended effective October 1, 1998, by adding a subsection (j) as follows:

     (j) In determining the Hours of Service of any individual employed by Anheuser-Busch, Inc. as of October 1, 1998, hours of service with M&R Advertising Warehouse, Inc. shall be considered Hours of Service in accordance with this Section. This provision shall be effective for purposes of both Article III and Article XI.


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3.   Sections 6.1, 6.2 and 6.3 of the Plan are amended to read in their entirety as follows:

     6.1   Required Contributions.  (a)  Each Participating Employer shall
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           contribute, as its share of Company Matching Contributions, for each Plan Year (or portion thereof) of its participation in this Plan, either directly or indirectly by way of (i) release of available Unallocated Shares having an equivalent value, or (ii) the access or use of any funds held in the ESOP Loan Payment Accumulation Account, the "formula amount", less the aggregate amount of forfeitures attributable to Participants employed by it. The "formula amount" is that amount determined by multiplying (i) the total amount of matched Personal Contributions actually deferred or withheld during such period from the Base Pay of all Participants employed by such Participating Employer, by (ii) the contribution rate in effect for such period.

           (b) Each Participating Employer shall also contribute, directly or indirectly by way of (i) release of available Unallocated Shares having an equivalent value, or (ii) the access or use of any funds held in the ESOP Loan Payment Accumulation Account, for each Plan Year (or portion thereof) of its participation in this Plan, its proportionate share of any Supplemental Contribution for any Plan Year. Supplemental Contributions shall be determined by the Committee under
                 Section 6.3. Supplemental Contributions shall equal the greater of the Adjusted Tentative Supplement Contribution or the value of all shares required to be, but not yet released from this Plan's ESOP Loan Suspense Account for a Plan Year.
                 Section 6.3 describes the method for calculating the Supplemental Contribution.

           (c) If so directed by the Company from time to time, each Participating Employer shall also contribute for each Plan Year (or portion thereof) of its participation in this Plan, either directly or indirectly by access or use of any funds held in the ESOP Loan Payment Accumulation Account, its proportionate share of the amount, if any, by which dividends transferred to the ESOP Loan Payment Accumulation Account for such year exceeds the value of Shares available for release from the ESOP Loan Suspense Account in connection with such transfer.

           (d) If so directed by the Company from time to time, each Participating Employer shall make its proportionate share of any additional contributions determined by the Company, in its absolute discretion.

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           (e)   For purposes of Sections 6.1 and 6.3, the value of such
                 Shares released from the ESOP Loan Suspense Account shall be the Closing Price on the last trading day prior to the date of release or such other date as may be determined by the Committee for this purpose.

     6.2   Contribution Rate for Company Matching Contributions.  The
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           contribution rate for Company Matching Contributions is a decimal fraction, expressed to two places, determined by the Committee prior to the beginning of each Plan Year, which shall not change during a Plan Year. Such contribution rate shall be established by adding .10 to the quotient resulting from dividing (a) by (b) where (a) is the Income from Continuing Operations as shown in the Consolidated Statement of Income in the Company's annual report for the Company Year most recently ended, and (b) is the "Employee-Related Costs" taken from "Management's Discussion and Analysis of Operations and Financial Condition" in the Company's annual report for such Company Year, but shall never be less than .3333 nor more than 1.0.

     6.3   Determination of Supplemental Contribution.  (a) As soon as
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           practicable on or after the last Processing Period of each Plan
           Year, the Committee shall determine the amount of the Supplemental Contribution, if any, for such Plan Year. The Supplemental Contribution for this Plan shall be an amount equal to the greater of (a) or (b) where (a) is the Adjusted Tentative Supplemental Contribution and (b) is the value of all shares required to be, but not yet released from the ESOP Loan Suspense Account for the Plan Year. Such value shall be determined using the Closing Price as of the last trading day of the last Processing Period of the Plan Year.

           The Tentative Supplemental Contribution shall be computed as follows: first, the average Closing Price of Shares released from the ESOP Loan Suspense Account for the Plan Year for this Plan and each Related Plan shall be determined. Second, the ESOP Share Cost of such released Shares shall be increased by (i) five percent (5%) for the first Plan Year, and (ii) ten percent (10%) compounded annually for each full Plan Year which has elapsed since the ESOP Loan proceeds were received by the Trustee, or for any Plan Year, such other percentage as may be determined by the Committee from time to time. (For partial years, a proportional part of the applicable percentage increase shall be used based on the number of full months in the Plan Year during which the ESOP Loan is outstanding). The ESOP Share Cost so increased shall be referred to as the Hurdle ESOP Share Price for such Plan Year. If the average Closing Price of the shares released from the ESOP Loan Suspense Account for the Plan Year is equal to or less than the Hurdle ESOP Share Price for the Plan Year, there shall be no Tentative

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           Supplemental Contribution for such Year.  If such average Closing
           Price is greater than the Hurdle ESOP Share Price for the Plan Year, the difference shall be computed and multiplied by the number of Shares actually released from the ESOP Loan Suspense Account for this Plan and each Related Plan during the Plan Year. The figure so obtained shall be apportioned among this plan and the Related Plans based on the ratio that the aggregate formula amount (as defined in Section 6.1(a)) of each plan attributable to those Participants eligible to have a Supplemental Contribution allocated to their Accounts for such Plan Year bears to the combined aggregate formula amount of all plans attributable to those Participants eligible to have a Supplemental Contribution allocated to their Accounts for such Plan Year, and the portion allocated to this Plan shall be this Plan's Tentative Supplemental Contribution for the Plan Year. If there is more than one ESOP Loan outstanding for any Plan Year, the Tentative Supplemental Contribution shall be the sum of the amounts computed under this Section with respect to the Shares in the separate ESOP Loan Suspense Accounts. This Plan's Tentative Supplemental Contribution shall then be reduced by the amount of this Plan's "Carryover Amount", if any, for the Plan Year. The resulting amount shall be this Plan's Adjusted Tentative Supplemental Contribution.

           (b) For purposes of this Section, the "Carryover Amount" shall be equal to the excess, if any, of (i) the total Supplemental Contributions of this Plan for all prior Plan Years (without regard to forfeitures) over (ii) the total Tentative Supplemental Contributions of this Plan for all prior Plan Years (without regard to forfeitures).

           (c) For purposes of this Section, the "ESOP Share Cost" shall be the average price at which the Trustee acquires Shares with the proceeds of an ESOP Loan. For each ESOP Loan entered into by the Trustee there shall be a separate ESOP Share Cost which shall be uniform for each Share acquired with the proceeds of such loan.

4.   Section 6.5 of the Plan is amended to read in its entirety as follows:

     6.5.  Allocation to Participants' Accounts.  (a)  Company Matching
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           Contributions shall be allocated to the Accounts of Participants as of the end of each Processing Period in accordance with the contribution rate in effect for the Plan Year in which such Processing Period falls. Thus, if the contribution rate for a Plan Year is .3500, each Participant shall have allocated to such Participant's Account from the Company Matching Contributions for any Processing Period of such Plan Year an amount equal to thirty-five percent of such Participant's matched Personal Contributions actually withheld during such Processing Period.

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           (b)   Supplemental Contributions for each Participant shall be
                 determined as of the end of the last Processing Period of each Plan Year in accordance with the ratio that the sum of the individual Participant's Company Matching Contributions allocated (and not then forfeited) for such Plan Year bears to the total Company Matching Contributions allocated (and not then forfeited) for such Plan Year. In order to receive a Supplemental Contribution allocation for a Plan Year, a Participant (or the Participant's Beneficiary) must have an existing Account balance in the Plan as of the last day of the last Processing Period of such Plan Year. Supplemental Contributions shall be allocated to eligible Participant Accounts when the contributions are delivered to the Trustee in accordance with Section 6.4. Notwithstanding anything to the contrary in this Plan, no Supplemental Contribution shall be allocated to the Account of an alternate payee under a qualified domestic relations order (as described in Section 414(p) of the Code) unless otherwise specifically required under such order.

5.   Section 8.4 of the Plan is amended to read in its entirety as follows:

     8.4   Release from ESOP Loan Suspense Account.  Each year a number of
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           Shares shall be released from the ESOP Loan Suspense Account.
           Such number shall be determined as follows: the number of Shares held in the ESOP Loan Suspense Account at the beginning of the applicable Plan Year shall be multiplied by a fraction, the numerator of which shall be the amount of principal and interest due under the loan amortization payment schedule for the current Plan Year, and the denominator shall be the numerator plus the principal and interest to be paid on the loan amortization payment schedule for all future Plan Years. Unless otherwise determined by the Committee, a substantially equal number of Shares shall be released from the ESOP Loan Suspense Account for each calendar quarter during the Plan Year. Such Shares shall be deemed acquired by the Company Stock Fund at the Closing Price on the last trading day prior to the date of release or such other date as may be determined by the Committee for this purpose. In connection with such releases, it is intended that the Trustee will transfer funds to the ESOP Loan Payment Accumulation Account for each Processing Period equal to the total value of Shares released from the ESOP Loan Suspense Account for such Processing Period but only to the extent necessary to accumulate sufficient funds for ESOP loan repayment, unless otherwise determined by the Committee. Such transferred funds shall represent Company Contributions, Personal Contributions and dividends that are required to be invested in the Company Stock Fund and allocated to the Accounts of Participants.

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6.   Section 15.1 of the Plan is amended by deleting subsection (k) and renaming the remaining subsections (k), (l) and (m).

IN WITNESS WHEREOF, the Company has executed this Amendment effective as stated herein.

                                    Anheuser-Busch Companies, Inc.

                                    By:  /s/ William L. Rammes
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                                             William L. Rammes
                                             Vice-President-Human Resources




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